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                                                                   Exhibit 23(a)

                Consent of Independent Certified Public Accounts

Board of Directors
The Travelers Life and Annuity Company

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/KPMG LLP
Hartford, Connecticut
March 31, 2000